Exhibit 99.1

Pre-Feasibility Study Highlights Significant Mine Life Extension at Mount Milligan, Royal Gold’s Largest Stream Interest
DENVER, COLORADO. SEPTEMBER 11, 2025: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) reported today that Centerra Gold Inc. (“Centerra”) has announced the results of a pre-feasibility study (“PFS”) for the Mount Milligan mine in British Columbia that confirms a life of mine (“LOM”) extension of approximately 10 years, to 2045, with the potential to increase the process plant throughput by approximately 10% in 2029.
“We are pleased to see the results of this PFS, which confirms a significant extension to the mine life at Mount Milligan,” commented Bill Heissenbuttel, President and CEO of Royal Gold. “Our Cost Support Agreement with Centerra, entered into in early 2024, was designed to help Centerra unlock the potential of the large resource at Mount Milligan and add long term value for each company’s stakeholders, which is clearly demonstrated with the results of this study. Mount Milligan is our largest stream interest and we have recovered over 150% of our advance stream deposit to date. With the mine life expected to continue for another 20 years and the potential for further extensions, Royal Gold has another significant interest on a long-life mine in a stable and mining-friendly jurisdiction.”
According to Centerra, key highlights of the PFS include:
•Extended mine life with further growth potential. The LOM is expected to be extended by approximately 10 years, to 2045. Drilled inventory from recent step-out and infill drilling programs has confirmed the continuation of mineralization to the west of the current open pit, and a second tailings storage facility (“TSF”) will be constructed in the first half of the 2030s. Ongoing exploration continues to highlight the potential to further expand mineral resources and extend mine life beyond the updated plan, and the TSF footprint has been designed to accommodate future lifts to provide flexibility for potential further LOM extensions that could add multiple decades of capacity beyond the current mine life of 2045.
•Increased throughput and recovery. In 2029, process plant throughput is expected to increase by 10%, from 60,000 tonnes per day (“tpd”) to approximately 66,300 tpd, by upgrading the ball mill motors. Flotation capacity is also expected to increase which should deliver a modest improvement in gold and copper recoveries of about 1%.
•Consistent gold and copper production. Average annual production from 2026 to 2042, is expected to be approximately 150,000 ounces of gold and 69 million pounds of copper, followed by the processing of low-grade stockpiles from 2043 to 2045.
•Significantly increased gold and copper reserves. An updated proven and probable mineral reserve totaling 483.2 million tonnes, with an average grade of 0.28 grams per tonne (“g/t”) gold and 0.16% copper, containing 4.4 million ounces of gold and 1.7 billion pounds of copper was included in the PFS. This represents a 56% increase from the 2.8 million ounces of gold reserves and a 52% increase from the 1.2 billion pounds of copper reserves reported at the end of 2024, driven mainly by resource conversion related to increased tailings capacity and infill drilling.
•Streamlined path for permitting. In March 2025, Centerra submitted its amendment application for key permits to extend operations through 2035, including a process plant throughput expansion of approximately 10%, with a decision by regulators expected in the first half of 2026. Permitting activities for a second TSF and other required authorizations are expected to begin in 2027, allowing adequate time for approvals ahead of planned construction in 2032.
About Royal Gold’s Interests in Mount Milligan
Royal Gold, through its wholly-owned subsidiary RGLD Gold AG, owns the right to purchase 35% of the payable gold and 18.75% of the payable copper produced from Mount Milligan (the “Existing Stream Agreement”). Payable gold is calculated as 97% of contained gold in concentrate. Payable copper is calculated as the greater of 95% or the actual percentage paid to Centerra. The cash purchase price for gold is equal to the lesser of $435 per ounce, with no inflation adjustment, or the prevailing market price when purchased. The cash purchase price for copper is 15% of the spot price.

In February 2024, Royal Gold announced an additional agreement with Centerra to provide cost support to allow an extension of the Mount Milligan mine life beyond 2035 and offer the potential for a future mine life increase (the “Cost Support Agreement”). This agreement provides for additional cash purchase prices for gold and copper deliveries in three periods, which are defined by gold and copper deliveries. The combined effect of this Cost Support Agreement on the payments for metal deliveries from Mount Milligan when considered with the Existing Stream Agreement is summarized in the table below:

Period:	Jan. 1, 2024 through ~2029		~2030 through ~2035		~2036 and Beyond
	Au	Cu	Au	Cu	Au	Cu
Payments for Existing Stream Agreement:	$435/oz	15% of spot Cu	$435/oz	15% of spot Cu	$435/oz	15% of spot Cu
Additional Agreement: Delivery Thresholds(1) defining triggers for cost support payments: (from Jan. 1, 2024)	Pre-Threshold (if Au<=$1,600/oz and Cu<=$3.50/lb)		First Threshold (after the earlier delivery of either 375,000oz Au or 30,000t Cu)		Second Threshold (after the earlier delivery of either 665,000oz Au or 60,000t Cu)
Cost Support Payments(2)	Lower of $415/oz, or 66% of spot Au LESS $435/oz	35% of spot Cu	Lower of $415/oz, or 50% of spot Au LESS $435/oz	35% of spot Cu	Lower of $615/oz, or 66% of spot Au LESS $435/oz	51% of spot Cu
Combined Effective Payments(3):	If Au<=$1,600/oz and Cu<= $3.50/lb:		Lower of $850/oz, or 50% of spot Au(4)	50% of spot Cu	Lower of $1,050/oz, or 66% of spot Au(4)	66% of spot Cu
	Lower of $850/oz, or 66% of spot Au	50% of spot Cu
All other metal prices:
	$435/oz	15% of spot Cu
Notes:
1.Delivery Thresholds are defined by metal deliveries under the Existing Stream Agreement, which is independent from the additional agreements and is used only as a reference for metal deliveries.
2.Pre-Threshold Support payments prior to the First Threshold are at Centerra’s option, and are recoverable from any cost support provided after the First Threshold is reached at metal prices above $1,600 per ounce of gold and $3.50 per pound of copper.
3.Includes the total amount payable per ounce of gold or pound of copper when the effect of the Cost Support Agreement is considered with the Existing Stream Agreement.
4.Given the relevant calculations, the Cost Support payments are only payable above a spot gold price of $870/oz after the First Threshold, and $660/oz after the Second Threshold.

Royal Gold also holds a life of mine free cash flow interest (“FCF Interest”), payable annually, of 5% of the cumulative free cash flow generated from Mount Milligan after the earlier of (i) the first fiscal year following delivery of both 375,000 ounces of gold and 30,000 tonnes of copper from January 1, 2024, and (ii) January 1, 2036. The FCF Interest will increase to 10% after the earlier of (i) the first fiscal year following the delivery of both 665,000 ounces of gold and 60,000 tonnes of copper from January 1, 2024, and (ii) January 1, 2036.
Free cash flow is defined as gross revenue less total costs including treatment and refining costs, operating costs, exploration costs, capital costs and the net stream costs. FCF Interest payments will not be payable if the free cash flow is negative in a given calendar year, and Centerra is entitled to recover any negative free cash flow before FCF Interest payments resume.

CORPORATE PROFILE
Royal Gold is a high margin, mid-capitalization company that generates strong cash flows from a large and well-diversified portfolio of precious metal streams, royalties and similar production-based interests located in mining-friendly jurisdictions. Royal Gold shares trade under the symbol “RGLD” and provide growth, value and income investors with exposure to the metals and mining industry. The Company’s website is located at www.royalgold.com.

For further information, please contact:
Alistair Baker
Senior Vice President Investor Relations and Business Development
(303) 573-1660

Forward-Looking Statements: This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, statements regarding the following: the anticipated LOM for the Mount Milligan mine, and any future extensions of the LOM; and anticipated developments relating to the Mount Milligan mine, including the amount and timing of production, increased throughput and recovery, estimates of mineral resources and mineral reserves, the construction of a second TSF, the receipt of future permits, and mine plans.
Factors that could cause actual results to differ materially from these forward-looking statements include, among others, the following: changes in the price of gold, copper or other metals; operating activities or financial performance of the Mount Milligan mine, including variations between actual and forecasted performance, the ability to complete projects on schedule and as planned, changes to mine plans and mineral reserves and mineral resources (including updated mineral reserve and mineral resource information), liquidity needs, mining and environmental hazards, labor disputes, distribution and supply chain disruptions, permitting and licensing issues, other adverse government or court actions, or operational disruptions; changes of control of Centerra or the Mount Milligan mine; contractual issues involving the Existing Stream Agreement or Cost Support Agreement; the timing of deliveries of metals and our subsequent sales of metal; risks associated with doing business in foreign countries; environmental risks, including those caused by climate change; potential cyber-attacks, including ransomware; adverse economic and market conditions; effects of health epidemics and pandemics; changes in laws or regulations governing us, operators or operating properties; changes in management and key employees; and other factors described in our reports filed with the Securities and Exchange Commission, including Item 1A, Risk Factors of our most recent Annual Report on Form 10-K. Most of these factors are beyond our ability to predict or control. Other unpredictable or unknown factors not discussed in this release could also have material adverse effects on forward-looking statements.
Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.
Statement Regarding Third-Party Information: Certain information provided in this press release, including anticipated developments relating to the Mount Milligan mine, anticipated mineral resources and mineral reserves, production estimates, property descriptions, and mine plans, was provided to us by Centerra or is publicly available information filed by Centerra with applicable securities regulatory bodies. Royal Gold has not verified, and is not in a position to verify, and expressly disclaims any responsibility for the accuracy, completeness or fairness of any such third-party information and refers the reader to the public reports filed by Centerra for information regarding the Mount Milligan mine.

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